OMB #3235-0059
                        SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14 (a) of
    the Securities Exchange Act of 1934 (Amendment No.______)
Filed by the Registrant [   ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e) (2)
[X]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-12

                     CROGHAN BANCSHARES, INC.
-------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)
                        NATHAN G. DANZIGER
-------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
Registrant)
Payment of Filing Fee (check the appropriate box) :
[ X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(I)
(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          N/A
     ___________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          N/A
          ____________________________________________________________
     (3)       Per unit price or other underlying value of
transaction computed
           pursuant to Exchange Act Rule 0-11 (set forth the amount
on
          which the filing fee is calculated and state how it was
          determined) :N/A
          __________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          N/A
          __________________________________________________
     (5)  Total fee paid:
          N/A
          ____________________________________________________
SEC 1913 (12-03)










                            DANZIGER
                      300 Garrison Street
                      Fremont, Ohio 43420
                          419-332-4201


                         March 10 12 , 2007


Dear Fellow Stockholder:



     As my proxy statement indicates, I am soliciting proxies to elect, among others, myself as a Director of Croghan Bancshares in the election at the 2007 Annual Meeting of Stockholders. If I am elected, I will encourage the Board of Directors to take measures designed to improve stockholders value at Croghan Bancshares. I advocate strategies such as a reverse stock split with repurchase of small shareholders holdings to effect a reduction in the number of shareholders with the objective of an expense saving privatization.

     Also, I advocate performance based bonuses. I note in a filing with the SEC by the company on February 9, 2007 no performance based bonuses were earned by the executive officers for fiscal year 2006. I would implement measures to forthwith improve performance by the executive officers. I believe these measures if implemented properly by the board of directors should result in enhanced stockholder value.

     During my 2001 candidacy I, joined by Jared E. Danziger and
Samuel R. Danziger, asked to inspect the records of Bancshares and its wholly owned subsidiary Croghan Colonial Bank. I can advise you the Ohio Supreme Court has agreed with our request.

The lawsuit is Danziger v. Luse and the
Ohio Supreme Court opinion may be found
on their website (http://www.sconet.state.oh.us/rod/newpdf/ then type in the WebCite No.: "2004-Ohio-5227").


At present, the matter is still pending before the Common Pleas Court on Bancshares' and Banks' claim of "other issues". I believe this claim of "other issues" has no merit. I will have more to say at the Annual Meeting to update the shareholders.

     After you have read my proxy statement, please sign the enclosed Blue proxy card and return it to me as soon as possible in the enclosed
 self-addressed, postage pre-paid envelope. If you hold your shares through a broker or a trust company, please call the person responsible for your account as soon as possible and ask him or her to vote the Blue proxy card and not to vote the white proxy card received from Croghan.

     You also will receive a separate proxy statement and white proxy card from the Board of Directors of Croghan as you have in the past.
 I
encourage you to sign and return only my enclosed Blue proxy card.  If you do sign, date and return the Blue proxy card to me and if you then later sign and return a white proxy card to Croghan, only the later dated proxy will be counted. Similarly, if you sign and return a white proxy card to Croghan and if you later sign, dated and return my enclosed Blue proxy card to me, only the later dated Blue proxy will be counted.

     Thank you in advance for your support.  If you have any pro or con comments, question, need further assistance or want to discuss my views regarding Croghan, please do not hesitate to call me in
Fremont
 at 419-332-4201 or at 419-407-8601.   I invite you to elect me to
the
Board of Directors.


                              Sincerely,



                         NATHAN G. DANZIGER


















                 PROXY STATEMENT
                               OF
                NATHAN G. DANZIGER

                           300 Garrison
                        Fremont, OH 43420
                           419-332-4201

          Solicitation of Proxies in Opposition to Proxies to be Solicited

by the Board of Directors of Croghan Bancshares, Inc.

                           INTRODUCTION

          The date of this Proxy Statement is March __  12
, 2007.

     My name is NATHAN G. DANZIGER. I own 2889 shares of
Croghan Bancshares, Inc. (Croghan).   I have been a shareholder
since 1948.

     I am sending this Proxy Statement and the enclosed BLUE PROXY card to the stockholders of common stock of Croghan in connection with my solicitation of proxies to be voted at the Croghan 2007 Annual Meeting of Stockholders of Croghan and at any and all adjournments of that meeting
 (individually and collectively, the "Stockholders Meeting").

     The Croghan Board of Directors has advised me that the next shareholders meeting will be held at the Holiday Inn, 3422 N. State Route
 53, Fremont, Ohio 43420, on Tuesday May 8th, 2007, at 1:00 PM, local time. I am soliciting proxies for use at the Stockholders Meeting
i) to
vote in favor of my election to the Board of Directors of Croghan
ii) to
vote for certain other nominees and shareholder proposals set forth in Croghan's proxy statement and iii) to vote in my discretion on such other matter that may properly be presented at the Stockholders Meeting.

     You should receive two different proxy statements, each with its own accompanying form of proxy, in connection with the Stockholders Meeting this year. You are receiving this Proxy Statement and the enclosed
 BLUE PROXY card from me. You should also receive a separate proxy statement and white proxy card from the Board of Directors of Croghan, similar to the way you received these materials in prior years.
These two
proxy statements will be very different because both the Board of Directors of Croghan and I will be attempting to obtain authority from you to vote your shares at the Stockholders Meeting in accordance with our respective recommendations. Even if you plan to attend the Stockholders
Meeting,
I encourage you to sign and return only the enclosed BLUE PROXY card and not the white proxy card which you may receive from Croghan. Any BLUE PROXY card that you sign and return to me will be voted only in accordance with your instructions. Please refer to Croghan's proxy statement for a full description of management and shareholder proposals, the securities ownership of Croghan, the share vote required to ratify each proposal, information about the Croghan's Officers and Directors, including compensation, and the date by which Stockholders must submit proposals for inclusion at the Next Annual Meeting.

     Only one proxy of yours will be counted and used at the Stockholders
 Meeting. If you sign, date and mail a BLUE PROXY card to me and if you later sign and return a white proxy card to Croghan, the blue proxy card will not be counted when the votes are tabulated. I strongly urge you not to return any white proxy card sent to you by the Board of Directors of Croghan; vote and return only the BLUE PROXY to me.

               REASONS WHY I AM SOLICITING PROXIES

     I decided to seek a position on the Board of Directors in an effort to encourage the Board of Directors to take the following actions:

-   to improve the financial performance of Croghan;
-   to enhance shareholder value for Croghan.

     As a stockholder of Croghan since 1948 I am very interested in the success of our company and in doing what is best for Croghan and all Croghan stockholders.

      I have asked, as a Stockholder, to see the records of Croghan Colonial Bank as long ago as February 2001. Croghan has refused and I brought suit. The suit is more fully explained later in the Information
About Nathan G. Danziger Section. The Ohio Supreme Court clearly stated in its opinion dated October 13, 2004 that I am entitled to see the records of Croghan Colonial Bank and to this date, at shareholder expense, the Bank is still resisting in Common Pleas Court.





                      CROGHAN'S PERFORMANCE


     As of December 31, 2006 Croghan shares traded at $35.75
per share a decrease of $1.67 or 3.0% since December 31, 2005 when the last trade was at $37.42. Here are ratios of Croghan and its peers (the only two publically traded banking firms comparable in listed assets and within 75 miles of Croghan's principal office) as to BookValue and Market Price:


     Name: Croghan Bancshares (CHBH) Fremont, Ohio
     Total Assets $446 Million
     Book Value Per Share: $28.27
            Market Price: $35.75

            Ratio Book Value to Market Price:  1.26

     Name: First Citizens Bank (FCZA) Sandusky, Ohio (27 miles away) Total Assets $741 Million
     Book Value Per Share: $14.32
     Market Price $ 19.70

     Ratio Book Value to Market Price: 1.38

     Name: Lorain National Bank (LNBB) Lorain, Ohio (57 miles away) Total Assets $832 Million
     Book Value Per Share: $10.64
     Market Price: $16.05*

     Ratio Book Value to Market Price: 1.51

     Source: Company Reports to SEC and NASD Settlement prices for 12/29/06

* Please note the U.S. Federal Reserve Bank gave Sky Bank NA permission to acquire 9.9% of LNBB on February 24, 2006 (2006 Volume 71, Number
 37, Federal Register Page 9554).  This permission on February 24,
2006 by
the Federal Reserve may have affected the market price of the LNBB shares thereafter.

And please remember Croghan purchased for cash at 2.0 times book value The Union Bank of Bellevue in 1996 and Croghan purchased for cash at 1.55 times book value the Custar Bank in 2005. It is apparent to me the stock market does not value Croghan's performance as high as its peers nor as high a ratio as your Directors paid for
the Union Bank (2.0)or Custar Bank (1.55). Finally, my analysis is based only on the book value - to- market price ratio while the "stock market" and Croghan Bancshares may use other measures and analysis to value Croghan's performance or that of its acquired entities, respectivly.

     If I am elected, I will immediately recommend that the Board hire a consultant or advisory group which specializes in financial institutions to make recommendations to the Board regarding specific measures designed to enhance earnings and performance at Croghan.

     At a minimum I will also work to:

- terminate payments to executives for "membership" fees (in a SEC 8-K
Filing on January 18, 2007 it was disclosed the Board of Directors approved payment of "bonuses to Messrs Futrell and Rieman of $5,379.00 and $4,977.00, respectively, to offset the cost of 2007 club membership fees.").

- investigate why no executive officers received performance based bonuses in 2006 and implement measures to restore credibility to the bonus program.

- implement a reverse stock-split concomitant with a fair value repurchase of small odd-lot shares to accomplish a privatization of Bankshares and a reduction of operating expenses as a result of suspension of reporting obligations to the U.S.
Securities and Exchange Commission. Of course, the suspension of reporting may result in the lack of a trading market for remaining shareholders, the lack of financial information about a private company and the lack of certain regulatory controls.

- explore accretive acquisitions of other local banks, such as the the Oak Harbor National Bank, the Republic Banking Company of
Republic, the Farmers Citizens Bank of Bucyrus or others.

- implement a reduction in the retirement age for directors from the present 76 years of age to 65 years of age.

- implement a succession plan by identifying the next-in-line to be president.

- the appoinment of an independent Director as Chairman of the Board of Directors.

-    implement an Independent Board of Directors Nominating
Committee

-   establish a 45% to 50% divided payout to net income ratio.

- implement a policy of disclosure to all shareholders of the earnings performance goal for the current calendar year.

     No assurance can be given that shareholder value will actually be enhanced or maximized as a result of the proposed programs, action or efforts being implemented or executed. In addition no guarantee may be given that any of the proposals will be adopted by the Croghan Board of Directors given my minority position on the board if elected. However
I believe that I can serve the best interest all of the stockholders of Croghan, and I need your support.




                  ELECTION OF DIRECTORS OF CROGHAN

     The Code of Regulations of Croghan that are on file with the State of Ohio provide that the Board of Directors of Croghan will consist of
Directors divided into three classes as nearly as equal in number as possible.
The Directors of each class are elected to serve for a term expiring at the third succeeding Annual Meeting of Stockholders and until their successors have been elected and qualified. One class is to be elected annually by the stockholders of Croghan. A class of four Directors should be elected at the Stockholders Meetings for a term expiring at the Annual Meeting of
Stockholders in the year 2010. I am soliciting proxies to myself as successor for one of the expiring 2007 Directors term.

     The Code of Regulations of Croghan provide that each share of common stock is entitled to one vote. The four nominees who receive the highest number of votes will be elected as Directors. I intend to vote for myself as Director for a term which will expire in 2010.
I also intend to vote for three (3) persons who have been nominated by Croghan to serve as Directors other than the nominee noted just below. You should refer to Croghan's Proxy Statement and form of proxy distributed by Croghan for the names, backgrounds, qualifications and the information concerning Croghan's nominees.
I AM NOT SEEKING THE AUTHORITY TO VOTE FOR AND
WILL NOT EXERCISE ANY AUTHORITY TO VOTE FOR
ALLAN E. MEHLOW, one of Croghan's four (4) nominees. There is no assurance thatany of Croghan's nominees will serve if elected with me;
and if those nominees will not serve, the Board will continue on as usual with the remaining seven (7) Directors plus me or the Directors may choose to fill the vacancies as provided in the By-Laws and Regulations of Croghan.

     There is a separate Election of Director for Term Expiring in 2009.
Nathan G. Danziger is not nominee in that election and, as such, I am soliciting proxies for Thomas W. McLaughlin,
 Thomas W. McLaughlin, the only companies' nominee, for the Director term expiring at the Annual Meeting of Shareholders in the year 2009.

      There is no assurance that Croghan's nominee will serve if I am elected as a Director for the Term Expiring in 2010; and if that nominee will not serve, the Board will continueas usual with the remaining ten (10) Directors plus me or the Directors may chose to fill the vacancy as provided in the By-Laws and Regulations of Croghan

     Only your latest dated proxy will be counted at the Stockholder Meeting. If you choose to vote by proxy for me by using the enclosed BLUE
PROXY, you may NOT use the proxy card provided by Croghan to vote for any other nominees. In addition you CANNOT use the proxy card provided by the Board of Directors of Croghan to vote for me.

     I have consented to being named in this Proxy Statement. I have agreed to serve as Director of Croghan if elected, and if elected I will act in a manner that I respectfully believe will be in the best interest of Croghan's stockholders. I believe that immediate action must be taken to improve Croghan's financial performance and shareholder value. Unless you instruct me otherwise, I will vote the BLUE PROXIES received by me for my election as Director of Croghan.






                         INFORMATION ABOUT
                         NATHAN G. DANZIGER

     The following table shows the number and percentage of the outstanding shares of common stock of Croghan owned directly of record by Nominee NATHAN G. DANZIGER for election as Director:

                 Name                      Number of Shares
Percentage (1)

     NATHAN G. DANZIGER                  2889               .162

  (1) Based upon 1,785,706 outstanding shares of common stock of Croghan as of December 29, 2006 Stockholder Accounting System.

     During the prior two(2) years I have neither purchased nor sold shares of Croghan Bancshares,Inc.

     My principal occupation is Insurance and Financial Representative associated with Northwestern Mutual Insurance Company's Agency in Toledo, Ohio. I hold the Insurance professional designations of Chartered
Life Underwriter (CLU) and Chartered Financial Consultant (CHFC).
Also co-owner with Samuel R. Danziger of three parcels of commercial/ multi-family real estate in Fremont, Ohio, one of which is security for a loan from Croghan-Colonial Bank. Graduated from the University of
Pennsylvania with a B.S. in Economics, is 67 years old and resides at
3014 Pembroke Road, Ottawa Hills, Ohio 43606.

     I am not nor within the past year i) have not been a party to any contract, arrangement or understanding with any person with respect to any securities of Croghan, (ii) do not nor during the past two years have not had, a direct or indirect interest in any transaction or series of similar transactions to which Croghan, or any of its subsidiaries, was or is to be a party, except as co-owner I have one long standing real estate loan with Croghan secured by one parcel of commercial real estate,
(iii) do not have any arrangement or understanding with any person with respect to any future transactions to which Croghan or any of its affiliates will or may be a party, or (iv) do not have any arrangement or understanding with any person with respect to future employment by Croghan or its affiliates.
As to Jared E. Danziger and Samuel R. Danziger, 1) Jared E. Danziger is my nephew and Samuel R. Danziger is my brother and 2) Jared E. Danziger, Nathan G. Danziger and Samuel R. Danziger are Pro Se Petitioners
 in a Court case against Croghan which commenced in 2001 when Petitioners attempted to exercise their shareholder right to inspect the books and records of both Bancshares and Bank. After suit was filed Bancshares acquiesced as to Bancshares but not as to Bank's books and records; the
Sandusky County Ohio Common Pleas Court and the Sixth District Court of Appeals held in favor of respondent-appellee Luse (as corporate Secretary);
the Ohio Supreme Court reversed the lower court decisions and granted the
Danzigers the right to inspect both Bancshares and Croghan Colonial Bank's books and records (Danziger v. Luse- the full opinion is at http://www.sconet.state.oh.us/rod/newpdf/ then type in the
WebCite No.: "2004-Ohio-5227").

     At present the matter is still before the Common Pleas Court on Bancshares' and Banks' claim of "other issues". I believe their claim of "other issues" is without merit.

     I do not have any arrangement or understanding with any other person according to which I will be nominated as a Director of Croghan.
I do not have any interest in the matters to be voted upon at the Stockholders
Meeting other than my interest as a stockholder of Croghan.

     I estimate that my total expenditures relating to my solicitation of proxies will be approximately $975.00 (including, but not limited to, costs related to my printing and other costs incidental to the solicitation).
My expenditures to date relating to this solicitation have been approximately
$100.00. If I am elected as a Director I do not intend to seek reimbursement of these expenses from Croghan.

     Nathan G. Danziger's wife, Nancy K. Danziger whose address also is 3014 Pembroke Road, Ottawa Hills, Ohio 43606 directly owns 1758 shares of common stock of Croghan. Nathan G. Danziger disclaims any beneficial or voting interest in the 1758 shares owned by Nancy K. Danziger.


                 CERTAIN INFORMATION ABOUT CROGHAN

  Based upon Croghan's report on Form 10-Q filed with the SEC for the quarter ended September 30, 2006 there were 1,799,313 shares of common stock, $12.50 par value per share, of Croghan outstanding as of the close of business on September 30, 2006. Under Croghan's Articles of Incorporation, each share of common stock is entitled to one vote on each matter to be considered at the Stockholders Meeting. The address of Croghan's principal office is 323 Croghan Street, Fremont, Ohio 43420.


                  DATE, TIME AND PLACE OF CROGHAN
                        STOCKHOLDERS MEETING

     According to the Code of Regulations of Croghan currently on file, the Stockholders Meeting will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420 on Tuesday, May 8, 2007 at 1:00 PM. Notice of time and location of such Meeting has been sent to you by Croghan. The record date for stockholders entitled to notice of and to vote at the Stockholder Meeting, and any adjournment thereof, was at the close of business on March 9, 2007.

                           OTHER MATTERS

     I will vote your shares of Croghan common stock represented by properly executed BLUE PROXIES in the manner which you direct.
The Croghan Proxy Statement sets forth three (3) shareholders proposals, one of which I submitted. Each of the three (3) proposals is discussed at length in the Croghan Proxy Statement including potential effects positive and negative. Your attention is called to these proposal discussions in the Croghan Proxy Statement before you vote your BLUE PROXY.

     If no specific direction is given, I will vote the BLUE PROXIES for my election to the Board of Directors of Croghan and vote the BLUE PROXY for the shareholder proposals. If other matters are properly presented at the Stockholders Meeting, the BLUE PROXIES will grant me the authority to vote such proxies in my discretion on such matters and I intend to vote in accordance with my best judgment on such matters.

     Blue proxies marked as abstentions, broker non-votes or as withholding authority to vote for me as Directors will be treated as shares present for purpose of determining whether a quorum for the Stockholders Meeting is present but will not be counted as votes cast for me.

     Please refer to the Croghan's proxy statement relating to the Stockholders Meeting that may be sent to all stockholders with respect to information concerning (i) beneficial ownership by management of Croghan's securities, (ii) beneficial owners of 5% or more of Croghan's securities, (iii) classes of Croghan Board of Directors, (iv) meetings of Croghan Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as management's nominees to serve as directors of Croghan,
(vi) compensation and remuneration paid and payable to Croghan Directors and management, (vii) the date by which stockholder must submit proposals to Croghan for inclusion in Croghan's next Annual Meeting proxy statement, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the proxy statement that
Croghan's Board of Directors may send to you in connection with the Stockholders Meeting.

     The expense of preparing and mailing this Proxy Statement and my other soliciting material, as well as my cost of soliciting proxies, will be borne by me. In addition to the use of the mails, proxies may be solicited by me by the use of the telephone and by in-person meetings.
 I also will request by mail brokerage firms, banks, nominees, custodians and fiduciaries to forward my solicitation materials to the beneficial owners of common stock of Croghan held by such institutions or persons and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

     Once the Board of Directors has established the agenda for the Stockholders Meeting, I may send additional information to you regarding the meeting. If you buy or sell shares of Croghan common stock between the date of this Proxy Statement and the record date for the Stockholders Meeting, then you may have to complete and sign a new BLUE PROXY.

IMPORTANT -Please sign and date only the enclosed BLUE PROXY and mail it as soon as possible in the self-addressed postage-paid envelope provided. When you receive a white proxy card from Croghan relating to the Stockholders Meeting, please do not sign or return it to Croghan. If you do so, it may revoke any proxy that you return to me. If you want to revoke any proxy you have given to me, you may do so by signing and returning a new proxy (dated subsequent to any previous proxy), by attending the Stockholders Meeting and voting in person or by sending me a written letter of revocation of your proxy at the address shown on page 1 of this
Proxy Statement.

IMPORTANT -    Your vote is important. No matter how many
or how few shares you own, please vote for my election as Director of Croghan by signing, dating and mailing the enclosed BLUE PROXY as soon as possible. Please also indicate on the BLUE PROXY your vote for these shareholders proposals.

     Please sign and mail only the enclosed BLUE PROXY if you wish to vote in accordance with my recommendations. Do not sign any white proxy card that you may receive from the Board of Directors of Croghan.

     You must sign your BLUE PROXY exactly as your name appears on your stock certificate of Croghan. If you own your stock jointly, both owners must sign the BLUE PROXY.

     STREET NAME STOCKHOLDERS: If your shares of common stock are held in the name of your broker, bank or other nominee, you must to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Your broker or bank cannot vote your shares without receiving your instructions. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible. You should also return your proxy card to your broker or bank as soon as you receive it.

     The proxies that I am soliciting will be valid only at the 2005 Annual Stockholders Meeting. The proxies will not be used for any other meeting and may be revoked at any time before they are exercised.

     If you have any questions or need further assistance, please do not hesitate to contact me at (419) 332-4201 (or 419-407-8601).

     The date of this Proxy Statement is March  10   12
, 2007.




PROXY SOLICITED ON BEHALF OF NATHAN G. DANZIGER
FOR USE AT THE 2007 ANNUAL MEETING OF
STOCKHOLDERS OF  CROGHAN BANCSHARES,
INC. AND ANY AND ALL ADJOURNMENTS OF THAT MEETING

The undersigned hereby appoint(s) NATHAN G. DANZIGER as proxy, with full power to appoint his substitute, to represent and to vote as indicated below, all shares of common stock of Croghan Bancshares, Inc. (Croghan) which the undersigned is entitled to vote at the May 8, 2007 Annual Meeting of Stockholders of Croghan, or at any and all postponements or adjourmments thereof (the Stockholders
Meeting), upon the following matters.

  1.   Election of Directors for three-year term expiring in 2010.

   ____ FOR the election of  nominee NATHAN G. DANZIGER.

   ____ WITHHOLD AUTHORITY to vote for the election of nominee listed above.

Nathan G. Danziger intends to use this proxy to vote for himself and three (3) persons who have been nominated by Croghan to serve as Directors other than the Nominee noted below. You should refer to the Croghan proxy statement and form of proxy distributed by Croghan for the names, backgrounds, qualifications and other information concerning the Croghan Nominees. Nathan G. Danziger is NOT seeking authority to vote for and will NOT exercise any authority to vote for Allan E. Mehlow, one of the Croghan's four (4) Nominees. There is no assurance that any of the Croghan
Nominees will serve if elected with Nathan G. Danziger; and if those nominees will not serve, the Board will continue as usual with the remaining seven (7) Directors plus Nathan G. Danziger. You may withhold authority to vote for an additional Nominee, by writing the name of the Croghan Nominee in the following space below.

                      ______________________ Nominee

2.   Election of Director for the two-year term expiring in 2009.

   ____ FOR the election of nominee THOMAS W. MCLAUGHLIN of the company .

   ____ WITHHOLD AUTHORITY to vote for the election of nominee listed above.

3. To adopt the shareholder proposal requesting the Board of Directors to take the steps necessary to declassify the Board.

       [     ] For          [    ] Against         [    ] Abstain

4. To adopt the shareholder proposal requesting the Board of Directors to take the steps necessary to establish and disclose criteria for a Senior Executive Compensation System.

       [    ] For          [    ] Against        [     ] Abstain

5. To adopt the shareholder proposal requesting the Board of Directors to take the steps necessary to amend Bancshares regulation to provide for shareholder nominees for director to appear on Bancshares annual proxy materials.



            CONTINUED ON REVERSE - PLEASE SIGN ON REVERSE SIDE

6. In his discretion, Nathan G. Danziger, as proxy, is authorized to vote on such other matters as may properly be presented at the Stockholders Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned.

THE UNDERSIGNED HEREBY REVOKES ANY AND ALL
PROXIES RELATING TO THE STOCKHOLDERS MEETING
PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH
RESPECT TO ALL SHARES OF COMMON STOCK
 OF CROGHAN BANCSHARES OWNED BY THE UNDERSIGNED.

Dated: March 10  12 , 2007.

_________________________________    ______________________________
(Print Name and Sign)                               (Shareholder
                                                    Number)

_____________________________________
(If held jointly - Print Name and Sign)

Title, if applicable:_______________________

Please sign exactly as your name appears on the stock records of Croghan
Bancshares. If there are two or more owners, both should sign this proxy.
When signing as Attorney, Executor, Administrator, Trustee, Guardian or other representative capacity, please give full title as such. If owner is a corporation, please indicate full corporate name and sign by an authorized officer. If owner is a partnership or limited liability company, please indicate the full partnership or limited liability company name and sign by an authorized person.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY.